EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of Alternative Asset Manager ETF, Biotech ETF, Commodity Strategy ETF, Communication Services TruSector ETF, Consumer Discretionary TruSector ETF, Digital Transformation ETF, Durable High Dividend ETF, Energy Income ETF, Environmental Services ETF, Fabless Semiconductor ETF, Gaming ETF, Long/Flat Trend ETF, Morningstar Global Wide Moat ETF, Morningstar International Moat ETF, Morningstar SMID Moat ETF, Morningstar Wide Moat ETF, Morningstar Wide Moat Value ETF, Pharmaceutical ETF, Real Assets ETF, Retail ETF, Robotics ETF, Semiconductor ETF, Social Sentiment ETF, Technology TruSector ETF, Video Gaming and eSports ETF) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck ETF Trust for the period ending March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: June 5, 2026	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: June 5, 2026	/s/ John J. Crimmins
John J. Crimmins
Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.